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                                                                 EXHIBIT 99.5




                             AFFILIATE AGREEMENT

Gulf South Medical Supply, Inc.
One Woodgreen Place
Madison, MS  39110

Attention:  Thomas G. Hixon
           Stanton Keith Pritchard

Gentlemen:

        The undersigned is a shareholder of Physician Sales & Service, Inc. ("PSS"), a corporation organized and existing under the laws of the State of Florida, which proposes to enter with Gulf South Medical Supply, Inc. ("GSMS") into the transactions described in the Agreement and Plan of Merger, dated as of December 14, 1997 (the "Agreement"), by and among PSS, PSS Merger Corp. ("Merger Corp.") and GSMS. Under the terms of the Agreement, Merger Corp. will be merged into and with GSMS (the "Merger"), and the shares of the $.01 par value common stock of GSMS ("GSMS Common Stock") will be converted into and exchanged for shares of the $.01 par value common stock of PSS ("PSS Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and GSMS regarding certain rights and obligations of the undersigned in connection with the shares of PSS Common Stock held by the undersigned.

        In consideration of the Merger and the mutual covenants contained herein, the undersigned and GSMS hereby agree as follows:

        1. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of PSS Common Stock beneficially owned by the undersigned from the Effective Time until such time as PSS notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of PSS and GSMS. PSS agrees that it will publish such results as promptly as practicable following the Merger in the sole discretion of PSS, but in any event within 45 days after the end of the first fiscal quarter of PSS containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

        2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that during the 30 days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of PSS Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of PSS held to approve the Merger.

        3. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of PSS Common Stock held by the undersigned will be given to PSS's transfer agent.

        4. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of PSS Common Stock held by the undersigned, to the extent he believes necessary, with his counsel or counsel for PSS.

        5. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of PSS that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing


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serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

        6. Miscellaneous. This Affiliate Agreement is the complete agreement between GSMS and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Florida.

        This Affiliate Agreement is executed as of the ____ day of _________, 19__.

                       Very truly yours,


                       ---------------------------
                       Name:
                            ----------------------


                       ---------------------------
                       ---------------------------
                       ---------------------------
                       Address

                       [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                       ---------------------------
                       Name:

                       ---------------------------
                       Name:

                       ---------------------------
                       Name:



AGREED TO AND ACCEPTED as of

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GULF SOUTH MEDICAL SUPPLY, INC.


By:
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